Exhibit 10.1
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October 18, 2005

Premier BPO, Inc.
The Crusman Building,
55 N. First Street, Suite 300
Clarksville, Tennessee  37040

Attention:  Mark Briggs, Chairman and Chief Executive Officer

Re: Letter of Intent ("Letter of Intent") for the exchange of "restricted" shares of Jump'n Jax, Inc., a Utah Corporation, ("Jump'n Jax") for all of the issued and outstanding shares of common and preferred stock of Premier BPO, Inc., a Delaware Corporation, ("Premier") by the formation and merger of a wholly-owned Delaware subsidiary of Jump'n Jax ("Subsidiary") with and into Premier (the "Merger"), with Premier being the surviving corporation and the stockholders of Premier being issued shares of common stock of Jump'n Jax under the Merger.

Dear Mr. Briggs:

This letter will confirm the following general terms upon which the Boards of Directors of Jump'n Jax, Subsidiary, and Premier will adopt an Agreement and Plan of Merger (the "Merger Agreement" or "Plan of Merger") and whereby Jump'n Jax will exchange shares of its $0.001 par value voting common stock for all of the issued and outstanding shares of common and preferred stock of Premier on the Merger of Subsidiary with and into Premier and whereby Premier will become a wholly-owned subsidiary of Jump'n Jax, on the closing of the Agreement (the "Closing").

We propose that a definitive agreement, which will set forth in detail our intent upon the following general terms and conditions, be negotiated, approved by the respective Boards of Directors, and executed:

A.   The Exchange.

(i) Jump'n Jax shall issue approximately 11,588,891 shares or approximately 90% of its issued and outstanding post-split, post- Plan-of-Merger $0.001 par-value common voting stock in exchange for all of the issued and outstanding common and preferred stock of Premier;

(ii) At Closing, Monarch Bay Capital Group, LLC ("Monarch Bay"), Tryant, LLC ("Tryant") and its designees, any finders, and the existing stockholders of Jump'n Jax, shall own approximately 1,287,654 shares or approximately 10% of the issued and outstanding post-split, post-Plan-of-Merger $0.001 par-value common voting stock of Jump'n Jax; Steve Moulton, Lane Clissold, Monarch Bay and Tryant will receive warrants to purchase an aggregate of 210,000 shares of Jump'n Jax common stock at an exercise price of $1.20 per share. Doherty & Company, LLC ("Doherty") will receive a warrant to purchase 289,722 shares of Jump'n Jax common stock at an exercise price of $0.80 per share.

(iii)The pre-Closing officers, directors, and the holders of 5% or more of the Premier common stock shall have executed and delivered to Jump'n Jax a Leak-Out Agreement to the effect that they will not sell or otherwise dispose of any equity securities of Jump'n Jax for a period of one year (the "Leak-Out Period") following the Closing except in accordance with the Leak-Out Agreement, which would allow for the sale of no more than 1/12th of the registered securities owned by them per month.

(iv) Upon Closing, Jump'n Jax and Premier shall cooperate to cause to establish a DBA of "Premier BPO, Inc.";

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(v)  Upon  Closing,  Premier  shall  have paid to  Tryant,  an  amount  totaling
$450,000 in consideration of their payment and personal indemnification of Jump'n Jax and Premier of any and all past liabilities of any type or nature whatsoever of Jump'n Jax existing at Closing, which will include the expenses of Jump'n Jax related to the Plan of Merger, as set forth in Exhibit A, and the compromise and settlement of any amounts due and owing for advances of Tryant or otherwise that were incurred prior to Closing by Jump'n Jax and/or the other expenses set forth in Exhibit A attached hereto and incorporated herein by reference.

(vi) Upon execution of this Letter of Intent, the $25,000 previously deposited into the Richardson & Patel, LLP Trust Account, pursuant to the Letter of Intent dated October 3, 2005 by and between Premier BPO, Inc., Sheffield Pharmaceuticals, Inc., Monarch Bay Capital, LLC and Tryant, LLC shall be treated as a refundable deposit in consideration for a fourteen-day due- diligence period, during which fourteen-day due-diligence period the $25,000.00 shall be returned upon notification, less any fees incurred by Richardson & Patel, LLP in conjunction with the preparation of the Plan of Merger and related documentation, not to exceed $15,000. At the expiration of the fourteen-day due-diligence period, the $25,000 deposit will become non-refundable.

(vii) The Merger is intended to be a tax-free reorganization under the Internal Revenue Code.

(viii)Conditions Subsequent:

(a) The closing is subject to the simultaneous closing of the planned minimum of $3,000,000 equity raise.
(b) The Company is compliant with all SEC filing requirements, all federal and state tax filing requirements and has complied with applicable provisions of Sarbanes-Oxley.

B.   Definitive Agreement.

The definitive agreement shall include, contain, or provide:

(i) Representations and Warranties. The principal executive officer of each of the parties shall certify the customary and usual representations and warranties "to the best of his personal knowledge and information."

(ii) Opinions of Counsel. Favorable opinions of counsel for the corporate parties with respect to good standing, authorization and execution will be delivered at Closing.

       (iii) Financial and Other Information.

(a) The examination and inspection of the books and records of each of the parties prior to Closing; the delivery no later than at Closing of customary schedules listing each party's material contracts; real and personal properties; pending, threatened and contemplated legal proceedings; employees; assets and liabilities, including contingencies and commitments; and other information reasonably requested;

(b) Prior to the Closing, Premier will provide audited financial statements consisting of a balance sheet as of September 30, 2004 and a related statement

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of income for the period  ended  September  30,  2004 which  fairly  present the financial condition of Premier as of their respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, on Closing, for such period or periods as shall be set forth in the definitive agreement that satisfy Form 8-K requirements for merger transactions. For any quarter period
since  the  year-end  statements,   Premier  will  submit  un-audited  financial
statements, consisting of a balance sheet and related statement of income prepared in accordance with the requirements under Form 8-K and the rules and regulations promulgated there under. Additionally, Premier will provide a pro forma balance sheet for inclusion in the Form 8-K that will be filed within four business days of the Closing.

(c) Prior to or in conjunction with the Closing, Jump'n Jax will have enough authorized stock to issue to Premier stockholders in connection with paragraph A(i) above.

(d) As part of the Plan, Jump'n Jax will exchange Premier's options totaling approximately 2,248,733 options, which are incentives for employees, consultants and management.

(e) Prior to the Closing, Jump'n Jax will provide or make available an audited balance sheet as of December 31, 2004, audited income statements for the two years ended December 31, 2004 which fairly present the financial condition of Jump'n Jax as of their respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. For any quarter period since the year-end statements, Jump'n Jax will provide or make available un- audited financial statements, consisting of a balance sheet and related statement of income prepared in accordance with the requirements under Form 8-K and the rules and regulations promulgated there under.

(f) The financial statements of Jump'n Jax shall reflect no liabilities and no assets at Closing or satisfactory evidence of payment of all liabilities shall be provided by a person other than an officer or representative of Jump'n Jax.

(iv) Conduct of Business of Jump'n Jax and Premier Pending Closing. Until consummation or termination of the Plan of Merger, Jump'n Jax and Premier will conduct business only in the ordinary course and none of the assets of Jump'n Jax or Premier shall be sold or disposed of except within the ordinary course of business without the written consent of the other party.

       (v) Other.

(a) Jump'n Jax and Premier shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the Closing of the Plan of Merger, and all applicable legal requirements shall have been satisfied.

(b) The definitive agreement shall be executed as soon as practicable, and Jump'n Jax shall instruct its legal counsel to immediately prepare all necessary documentation upon the execution of this Letter of Intent.

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(c) The Boards of Directors of Jump'n Jax and Premier and the requisite majority of the stockholders of Premier required under the laws of the state of incorporation shall have approved the definitive agreement.

(d) Piggyback registration rights shall be granted to Tryant, Monarch Bay and their designees (including up to 100,000 shares owned by Moulton and Clissold) and to any finders for twelve months on any "unregistered" and "restricted" shares held following completion of the Plan of Merger, subject to the right of any underwriters to reduce the number of shares to be included in any registration statement.

(e) The pre-Closing officers, directors and the holders of 5% or more of the Jump'n Jax common stock and Monarch Bay, Tryant and Doherty shall execute a Leak-Out Agreement to the effect that they will not sell or otherwise dispose of any equity securities of Jump'n Jax for a period of one year (the "Leak-Out Period") following the Closing except in accordance with the Leak-Out Agreement, which would allow for the sale of no more than 1/12th of the registered securities owned by them per month.

(f) All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses.

Jump'n Jax, Inc.
3270 South 1100 West
South Salt Lake, UT  84119

Monarch Bay Capital Group, LLC
3 Inspiration Point
Laguna Niguel, CA  92677

Tryant, LLC
1608 W. 2225 S.
Woods Cross, UT  84087

Ryan Hong, Esq.
Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024

Premier BPO, Inc.
The Crusman Building,
55 N. First Street, Suite 300
Clarksville, Tennessee  37040


(h) Any finder's fee or similar payment with respect to the Plan of Merger (other than the warrants provided for in A(ii)) shall be paid by the party or parties agreeing to such fee or payment.

(i) The definitive agreement shall contain customary and usual indemnification and hold-harmless provisions.

(j) The transactions which are contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of the Utah.

(k) Each party and its agents, attorneys and representatives shall have full and free access to the properties, books and records of the other party (the

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confidentiality of which the investigating  party agrees to retain) for purposes of conducting investigations of the other party.

(l) The substance of any public announcement with respect to the exchange, other than notices required by law, shall be approved in advance by all parties or their duly authorized representatives.

(m) In the event of the abandonment of this Letter of Intent prior to the execution of the Plan of Merger, except as provided in paragraph A (vi), each party shall bear and pay its own costs and expenses and shall indemnify and hold the other parties harmless there from. Following execution and delivery of the Plan of Merger, it will control the rights of the parties in this respect.

Except as provided in paragraphs A (vi), D and E, this Letter of Intent merely evidences the intention of the parties hereto and is not intended to be legally binding. The proposed Merger contemplated herein may be terminated by any of the parties at any time prior to the execution of the definitive agreement, which shall be controlling thereafter, and each of the parties agrees to hold the others harmless for any attorney's fees, accountant's fees, expenses or other damages which may be incurred by failure to consummate the Merger, except as provided in paragraph A (vi).

C.  Counterparts.

This Letter of Intent may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


D.  Confidentiality.

By its execution hereof, Jump'n Jax acknowledges to and agrees with Premier that in the exercise of the several rights granted to it pursuant to this Letter of Intent, Jump'n Jax, and/or its agents and affiliates, may become familiar with or aware of certain Confidential Information (as such term is hereinafter defined) disclosed by Premier or one or more of its officers, directors, employees, stockholders, partners, agents or representatives (each of such relationships being defined herein as an "Affiliate"). Accordingly, Jump'n Jax hereby agrees that any and all Confidential Information disclosed or furnished to it or to any of its Affiliates, by Premier or any of its Affiliates, is and shall remain proprietary to Premier. Neither Jump'n Jax, nor any Affiliate of
Jump'n Jax, shall have any rights to distribute or divulge any of such Confidential Information to any third party without Premier's prior consent, or to use any of such Confidential Information in any way detrimental to Premier or any of its Affiliates, or in any way which would otherwise destroy, injure or impair any of Premier or its Affiliates' rights in or in respect of any such Confidential Information including, without limitation, by using any of such
Confidential Information to solicit away from Premier, any of its employees, contractors, customers, or vendors or other business relationships, or to establish or assist any person or entity that is or will be, directly or indirectly, in competition with Premier. For purposes of this Agreement, the term "Confidential Information" shall mean any and all proprietary information belonging to Premier, whether tangible or intangible, written or oral, including, without limitation, any intellectual property rights, books and records, computer software and files, lists of (or proprietary information concerning) its customers, suppliers, vendors and other business relationships, and any other item which may properly be classified as a protected trade secret. Jump'n Jax expressly agrees and understands that its agreement to abide by the

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provisions of this Section D  constitutes  a material part of the  consideration inducing Premier to enter into this Letter of Intent and consider the transactions contemplated herein, and that any violation of such provisions could create immediate and irreparable harm to Premier. In the event of any breach of this Section D, the parties hereby agree that, in addition to whatever other remedies may be available to Premier, it shall be entitled to seek injunctive and other equitable relief, and Jump'n Jax hereby waives any bonding or other requirement as a precursor thereto.

E. Termination. The proposal set forth herein shall expire if this LOI has not been executed by Premier and delivered to us on or before 5:00 p.m. PDT on October 19, 2005 or if the Closing has not occurred by November 30, 2005.

[signature page follows]



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If the foregoing correctly sets forth the substance of the understandings of the parties, please execute this Letter of Intent in duplicate. Please send a copy of an executed letter of intent via facsimile to Ryan Hong, Esquire,
(310) 208-1154. Please retain one copy for your records and return one to Ryan Hong, Esq. at Richardson & Patel, LLP, 10900 Wilshire Blvd, Suite 500, Los Angeles, California 90024, telephone: (310) 208-1182. In addition, please send via wire transfer the deposit of $25,000.00 to the Richardson & Patel, LLP. Trust Account.

Very truly yours,

/s/ Jeff Jenson
_______________________________
Jeff D. Jenson, Managing Director
Tryant, LLC.


/s/ Lane Clissold
_______________________________
Lane Clissold, President
Jump'n Jax, Inc.


/s/ David Walters
_______________________________
David Walters, President
Monarch Bay Capital, LLC



Accepted this 18th day of October, 2005.

Premier BPO, Inc.

/s/ Mark Briggs
_________________________________________
Mark Briggs, Chairman and Chief Executive Officer
Premier BPO, Inc.


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EXHIBIT "A"

Except as otherwise agreed the following expenses will be included and paid by Tryant in conjunction with the Plan Merger, assuming receipt by the Richardson & Patel Trust Account of the $25,000 deposit and the receipt by Tryant of the balance of $425,000 from Premier upon Closing:

*      Legal work to be completed by Ryan Hong, Esq., Richardson & Patel, LLP.

       -  Plan of Merger.

* Execution of Closing documents by officers and directors of Jump'n Jax and Premier.

       -  Jump'n Jax officers and directors will offer resignations.
       -  Close of escrow on funds and transfer of shares.

*      Post-Plan-of-Merger filings are made, with the following agencies.

       -  Cooperate to create a DBA "Premier, Inc.".
       - Certificate of Designation - define rights, title, and preferences for classes of stock or warrants that are authorized (pre-Plan of Merger task).
       -  National Quotation Bureau ("NQB") - new CUSIP number.
       -  National Association of Securities Dealers ("NASD")
       -  request new symbol
       -  submit top three choices.

The following expenses will be included and paid by Premier, in conjunction with the Plan of Merger;

* Form 8-K reflecting consolidated, combined financials statements of Premier and Jump'n Jax within four business days of transaction;
* Prepare and disseminate the Information Statement regarding the name change;

*    S-3 or SB-2 Registration statement preparation and filing;

*    Order and issue new certificates;

*    Premier audited Financial Statements; and

* Pro forma combined balance sheet taking into consideration the Plan of Merger.

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